Exhibit 10.4

NON-RECOURSE GUARANTY

This NON-RECOURSE GUARANTY is made as of the 12th day of February, 2010, by each of the persons set forth on Schedule A attached hereto (each a “Guarantor”) for the benefit of the purchasers set forth on Schedule B attached hereto (the “Purchasers”).

WITNESSETH:

WHEREAS, on February 12, 2010, each of the Purchasers entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Perpetual Technologies Inc. (the “Company”), pursuant to which the Purchasers are purchasing from the Company certain convertible promissory notes (the “Notes”) and certain warrants (“Warrants”);

WHEREAS, the Company has entered into a reverse merger agreement (the “Reverse Merger Agreement”) pursuant to which the Company acquired control of a British Virgin Islands company (the “BVI Company”), the owner of all of the outstanding  capital stock of  Technic International, Inc., a Hong Kong company (“Technic”), and the owner of all of the outstanding equity interests of Foshan SLP Special Materials Company (“Foshan”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”) (the “Reverse Merger Transaction”) and therefore Technic and Foshan became wholly-owned subsidiaries of the Company;

WHEREAS, each Guarantor is a stockholder of the Company, and will derive direct and indirect economic benefits from the transactions contemplated under the Note Purchase Agreement;

WHEREAS, in order to induce the Purchasers to enter into the Note Purchase Agreement and purchase the Notes from the Company, and as a condition thereto and in consideration of the benefits which will accrue to the Guarantors as a result thereof, each Guarantor desires to guarantee the Company’s obligations under the Notes;

WHEREAS, concurrently herewith, the Guarantors are entering into a stock pledge agreement pursuant to which the Guarantors are pledging their shares of Company capital stock (“Guarantor Shares”) as security for their obligations hereunder (the “Stock Pledge Agreement”); and

WHEREAS, unless otherwise defined herein, defined terms shall have the respective meanings set forth in the Note Purchase Agreement;

NOW, THEREFORE, the Guarantors, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1.   Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to each of the Purchasers pari passu the due and punctual payment and performance in full of all obligations and liabilities of the Company to each Purchaser under the Notes (collectively, the “Obligations”).

2.   This Guaranty is irrevocable, continuing, indivisible and unconditional and shall remain in full force and effect regardless of, and shall not discharged, terminated, impaired, affected or modified in any manner by reason of (a) any subordination, amendment, modification, extension, renewal, assignment or transfer of the Notes or any other Transaction Document; (b) the assertion or exercise by any Purchaser, or the failure of any Purchaser to assert or exercise, any right, remedy, power or privilege under or in respect of this Guaranty, the Note Purchase Agreement, the Notes, any other Transaction Document, or the Obligations, or any waiver of any such right, remedy, power or privilege; (c) the existence or continuance, or discontinuance, of the Company as a legal entity; (d) the bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment, composition, liquidation or the like, of a Guarantor, a Purchaser, or the Company, or the making by the Company, a Purchaser or a Guarantor of an assignment for the benefit of creditors; (e) the acceptance, alteration, release or substitution by Purchaser of any security for the Obligations, whether provided by the Company, Guarantor or any other person, (f) any waiver, consent, extension, indulgence or other action or inaction in respect of this Guaranty, any other Transaction Document, or the Obligations; (g) any lack of validity or enforceability of the Notes or any other Transaction Document or any other agreement or instrument governing or evidencing any Obligations; (h) the death or incompetency of a Guarantor, or the termination or modification of a Guarantor’s relationship with the Company; or (i) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety, accommodation co-obligor, or guarantor, whether or not such Guarantor shall have notice or knowledge of each or any of the foregoing.  This Guaranty is and shall be a direct and primary obligation of each Guarantor, and may be enforced by any Purchaser without prior resort to the Company or the exhaustion of any rights or remedies that any Purchaser may have against the Company.

3.   Notwithstanding anything to the contrary herein, each Guarantor’s obligations under this Guaranty are non-recourse to each Guarantor and are limited only to the collateral pledged by such Guarantor under the Stock Pledge Agreement and any payments or amounts realized, recovered or otherwise received by in respect of the recovery of or realization on any such collateral.

4.   Guarantor hereby expressly waives the following: (a) acceptance and notice of acceptance of this Guaranty by any Purchaser; (b) notice of extension of time of the payment, performance and compliance with, or the renewal or alteration of the terms and conditions of, any Obligations; (c) notice of any demand for payment, notice of default or nonpayment as to any Obligations; (d) all other notices to which the Guarantor might otherwise be entitled in connection with this Guaranty or the Obligations; (e) trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of, or relating in any way to, this Guaranty or the Obligations; and (f) any and all defenses, claims, setoffs and discharges of the Company, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full.

5.   Guarantor has not and will not set up or claim any counterclaim, set-off or other objection of any kind to any suit, action or proceeding at law, in equity, or otherwise, that may be instituted or made under and by virtue of this Guaranty.  All remedies of the Purchasers by reason of or under this Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed in exclusion of any other remedies available to the Purchasers.

6.   Guarantor represents and warrants that the Guarantor has full power and authority to execute, deliver and perform this Guaranty, and that neither the execution, delivery nor performance of this Guaranty will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound, or will result in the creation or imposition of any lien, claim or encumbrance upon any property of Guarantor.

7.   This Guaranty may not be changed or terminated orally.  No modification or waiver of any provision of this Guaranty shall be effective unless such modification or waiver shall be in writing and signed by the Purchasers, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.  No course of dealing between Guarantor and any Purchaser in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

8.   This Guaranty shall be construed in accordance with, and governed by, the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of New York.

9.   This Guaranty shall be binding upon Guarantors and their respective heirs, executors, administrators, legal representatives, successors and assigns, and shall insure to the benefit of the Purchasers and their respective heirs, executors, administrators, legal representatives, successors and assigns.

10.   Each Guarantor hereby waives all rights that such Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from the Company or from any property of the Company any sums paid under this Guaranty or the Stock Pledge Agreement.

11.   Each Guarantor will pay or reimburse the Purchasers for all costs, expenses and reasonable attorneys’ fees paid or incurred by the Purchasers in endeavoring to collect and enforce the Obligations and in enforcing this Guaranty.

12.   If any payment applied by the Purchasers to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.

13.   This Guaranty shall be effective upon delivery to the Purchasers, without further act, condition or acceptance by the Purchasers.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantors and the Purchasers.  This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.  Each Guarantor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation in connection with this Guaranty may be venued in the state or federal courts located in the State of New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.   This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.  This Guaranty may be executed and delivered by facsimile copies showing the signatures of the Guarantors, and those signatures need not be affixed to the same copy.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[signatures follow on next page]

IN WITNESS WHEREOF, each Guarantor has executed this Non-Recourse Guaranty as of the 12th day of February, 2010.

Bestyield Group Limited

By:	/s/ Jie Li
Name: Jie Li
Title: Director

Proudlead Limited

By:	/s/ Wawai Law
Name: Wawai Law
Title: Director